EXHIBIT 23.2








INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of C&F Financial Corporation on Form S-3 of our report dated January 17, 1997, appearing in the Annual Report on Form 10-KSB of C&F Financial Corporation for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP

Richmond, Virginia
August 6, 1998